                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K/A



                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



        Date of Report (Date of earliest reported event): March 28, 2001



                                E-CENTIVES, INC.
             (Exact name of registrant as specified in its charter)


           Delaware                            000-31559                      52-1988332
(State or other jurisdiction of          (Commission File No.)              (IRS Employer
incorporation or organization)                                              Identification No.)


                         6901 Rockledge Drive, 7th Floor
                            Bethesda, Maryland, 20817
                                 (301) 564-6700
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)

Item 2. Acquisition Or Disposition Of Assets.


On April 11, 2001, the Registrant filed a current report on Form 8-K and reported under Item 2 that on March 28, 2001, the Registrant completed the acquisition of the Commerce Division of Inktomi Corporation. Pursuant to Item 7(a)(4), the Registrant did not include the requisite financial statements with that report on Form 8-K. Item 7 herein supplements the earlier filing by providing the required financial statements and the pro forma financial information.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements.

The financial statements required pursuant to Regulation S-X are filed herewith beginning on page 3.


                                      INDEX

Report of Independent Accountants                                                                            3

Financial Statements of Commerce Division
    Statements of Operations for the Years Ended September 30, 2000 and 1999 and the
       Three Months Ended December 31, 2000 (Unaudited) and 1999 (Unaudited)                                 4
    Balance Sheets as of September 30, 2000 and 1999 and December 31, 2000
       (Unaudited)                                                                                           5
    Statements of Changes in Parent's Net Investment for the years ended September 30,
       2000 and 1999 and the three months ended December 31, 2000 (Unaudited)                                6
    Statements of Cash Flows for the Years Ended September 30, 2000 and 1999 and the
       Three Months Ended December 31, 2000 (Unaudited) and 1999 (Unaudited)                                 7

    Notes to Financial Statements                                                                            8

(b) Pro Forma Financial Information

The unaudited pro forma financial information required pursuant to Regulation S-X is filed herewith beginning on page 16.


                                      INDEX

Unaudited Pro Forma Condensed Consolidated Financial Information                                             16

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the three
month period Ended March 31, 2001                                                                            17

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the year
ended December 31, 2000                                                                                      18

Notes to Unaudited Pro Forma Statements of Operations for the year ended
December 31, 2000 and the three month period ended March 31, 2001                                            19

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholders of Inktomi Corporation

In our opinion, the accompanying balance sheets and the related statements of operations, of changes in parent's net investment and of cash flows, present fairly, in all material respects, the financial position of Commerce Division, a division of Inktomi Corporation, as defined in Note 1, at September 30, 2000 and 1999, and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2000, in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of Inktomi Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.



PricewaterhouseCoopers LLP

San Jose, California
February 16, 2001

                                COMMERCE DIVISION
                       (A DIVISION OF INKTOMI CORPORATION)

                            STATEMENTS OF OPERATIONS


                                                      YEAR ENDED                         THREE MONTHS ENDED
                                          -----------------------------------     ----------------------------------

                                           SEPTEMBER 30,       SEPTEMBER 30,       DECEMBER 31,        DECEMBER 31,
                                               2000                1999                2000                1999
                                           -------------       -------------       ------------        ------------
                                                                                             (Unaudited)

Revenues                                   $ 14,607,975        $  1,110,374        $  5,995,952        $  1,112,384

Costs and expenses
    Cost of revenues                          3,138,215             661,755           1,427,704             255,100
    Sales and marketing                       9,931,591           4,666,326           2,310,699           1,757,188
    Research and development                 12,272,527           6,462,318           3,133,851           1,635,335
    General and administrative                  956,010             197,261             543,498              61,789
                                           ------------        ------------        ------------        ------------
        Total operating expenses             26,298,343          11,987,660           7,415,752           3,709,412
                                           ------------        ------------        ------------        ------------

        Net loss                           $(11,690,368)       $(10,877,286)       $ (1,419,800)       $ (2,597,028)
                                           ============        ============        ============        ============


                 See Accompanying Notes to Financial Statements

                                COMMERCE DIVISION
                       (A DIVISION OF INKTOMI CORPORATION)

                                 BALANCE SHEETS


                                                          SEPTEMBER 30,                  DECEMBER 31,
                                               ------------------------------------    ----------------
                                                     2000                1999                2000
                                                 ------------        ------------        ------------
                                                                                          (Unaudited)
ASSETS
Current assets
    Accounts receivable, net                     $  1,510,511        $    479,840        $    605,543
    Prepaid expenses                                       --           1,835,285                  --
                                                 ------------        ------------        ------------
        Total current assets                        1,510,511           2,315,125             605,543

Fixed assets, net                                  11,826,591           2,954,432          11,107,714
                                                 ------------        ------------        ------------

           Total assets                          $ 13,337,102        $  5,269,557        $ 11,713,257
                                                 ============        ============        ============

LIABILITIES AND PARENT'S
    NET INVESTMENT
Current liabilities
    Accounts payable                             $    332,468        $      1,745        $     63,079
    Accrued expenses                                1,937,083             778,217             596,608
    Deferred revenues                               8,015,165             276,510           2,644,000
                                                 ------------        ------------        ------------
        Total current liabilities                  10,284,716           1,056,472           3,303,687

Parent's net investment
    Deferred stock-based compensation              (1,437,984)         (2,179,984)         (1,206,984)
    Accumulated deficit                           (26,835,903)        (15,145,535)        (28,255,703)
    Parent's net contributions                     31,326,273          21,538,604          37,872,257
                                                 ------------        ------------        ------------
        Total parent's net investment               3,052,386           4,213,085           8,409,570
                                                 ------------        ------------        ------------

           Total liabilities and
           parent's net investment               $ 13,337,102        $  5,269,557        $ 11,713,257
                                                 ============        ============        ============


                 See Accompanying Notes to Financial Statements

                                COMMERCE DIVISION
                       (A DIVISION OF INKTOMI CORPORATION)

                STATEMENTS OF CHANGES IN PARENT'S NET INVESTMENT

                                                                  Total
                                                            -----------------
Balance, October 1, 1998                                      $   (496,455)
     Deferred stock-based compensation, net                       (281,000)
     Net loss                                                  (10,877,286)
     Net transfer from parent                                   15,867,826
                                                              ------------
Balance, September 30, 1999                                      4,213,085
     Deferred stock-based compensation, net                        742,000
     Net loss                                                  (11,690,368)
     Net transfer from parent                                    9,787,669
                                                              ------------
Balance, September 30, 2000                                      3,052,386
     Deferred stock-based compensation, net (Unaudited)            231,000
     Net loss (Unaudited)                                       (1,419,800)
     Net transfer from parent (Unaudited)                        6,545,984
                                                              ------------
Balance, December 31, 2000 (Unaudited)                        $  8,409,570
                                                              ============


                 See Accompanying Notes to Financial Statements

                                COMMERCE DIVISION
                       (A DIVISION OF INKTOMI CORPORATION)
                            STATEMENTS OF CASH FLOWS


                                                                YEARS ENDED                      THREE-MONTHS ENDED
                                                       ------------------------------      ------------------------------
                                                       SEPTEMBER 30,     SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,
                                                           2000              1999              2000              1999
                                                       ------------      ------------      ------------      ------------
                                                                                                     (Unaudited)

Cash flows from operating activities:

Net loss                                               $(11,690,368)     $(10,877,286)     $ (1,419,800)     $ (2,597,028)

Adjustments to reconcile net loss to net
    cash used in operating activities
      Amortization of deferred stock based
         compensation                                       742,000           562,000           231,000           185,000
      Depreciation                                        2,845,739           893,318           718,877           439,783
      Provision for doubtful accounts                       797,421               ---           345,000               ---
Changes in operating assets and liabilities
      Accounts receivable                                (1,828,092)         (471,511)          559,968          (898,580)
      Prepaid expenses                                    1,835,285        (1,499,613)              ---         1,809,905
      Accounts payable                                      330,723           (51,090)         (269,389)           (1,745)
      Accrued expenses                                    1,158,866            98,123        (1,340,475)          240,062
      Deferred revenues                                   7,738,655           221,510        (5,371,165)        7,403,226
                                                       ------------      ------------      ------------      ------------
         Net cash provided by (used in)
            operating activities                          1,930,229       (11,124,549)       (6,545,984)        6,580,623

  Cash flows from financing activities:
      Purchases of fixed assets                         (11,717,898)       (3,900,277)               --          (837,167)
         Net cash provided by (used in)
            financing activities                        (11,717,898)       (3,900,277)               --          (837,167)

  Cash flows from investing activities:
      Net cash transfers from (to) Inktomi
         Corporation                                      9,787,669        15,024,826         6,545,984        (5,743,456)
                                                       ------------      ------------      ------------      ------------
         Cash provided by (used in) investing
            activities                                    9,787,669        15,024,826         6,545,984        (5,743,456)

  Change in cash and cash equivalents                           ---               ---               ---               ---
  Cash and cash equivalents at beginning of
      period                                                     --                --                --                --
                                                       ------------      ------------      ------------      ------------

  Cash and cash equivalents at end of period           $         --      $         --      $         --      $         --
                                                       ------------      ------------      ------------      ------------

  Supplementary non-cash disclosure:
  Transfer of deferred compensation from
  (to) Inktomi Corporation                                                    843,000



                 See Accompanying Notes to Financial Statements

                                COMMERCE DIVISION
                       (A DIVISION OF INKTOMI CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS


1.      DESCRIPTION OF THE DIVISION AND SUMMARY OF SIGNIFICANT ACCOUNTING
        POLICIES

Commerce Division is a wholly owned division of Inktomi Corporation ("Inktomi"). The Commerce Division technology provides portals, destination sites, retailers, banks, credit card services providers, insurance providers and telecommunication providers with outsourced infrastructure for commerce transactions over the Internet.

SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements reflect the historical results of operations and financial position of Commerce Division, as if Commerce Division had been operating as a separate business for each of the periods presented.

The accompanying financial statements include the assets, liabilities, operating results and cash flows of Commerce Division and have been prepared using Inktomi's historical basis in the assets and liabilities and the historical results of operations of Commerce Division. Changes in parent's net investment represent Inkomi's transfer of its net investment in Commerce Division, after giving effect to the net loss of Commerce Division.

Commerce Division has had extensive transactions with Inktomi, and these financial statements reflect the application of the cash management and allocation policies described herein. During fiscal 2000 and 1999 Inktomi managed most treasury activities on a centralized basis. These activities included the investment of surplus cash; the issuance, repayment and repurchase of short-term and long-term debt; and the issuance and repurchase of Common Stock. Inktomi has provided all of the necessary funding for the operations of Commerce Division, including paying all vendors and employees, and has received all of the cash receipts from Commerce Division's operations since Commerce Division's inception. The accompanying financial statements treat all transfers between Commerce Division and Inktomi, including cost allocations, as contributions and distributions of equity. No interest income or expense has been reflected in Commerce Division's statements of operations. Had the division been a stand-alone entity, Commerce Division would possibly incur interest expense and may not have been able to obtain needed debt.

Commerce Division would also possibly incur other costs in establishing its corporate management functions. The statement of operations includes all costs as deemed reasonable by management in running the business including specific marketing events, human resources, legal expenses and other service costs. However the financial information included herein may not necessarily reflect the financial position, results of operations, and cash flows of the Commerce Division in the future or what they would have been had the Commerce Division been a separate entity during the periods presented.

Unaudited Interim Financial Information

The accompanying interim consolidated balance sheet, statements of operation and statements of cash flows at December 31, 2000 and for the three months ended December 31, 2000 and 1999 are unaudited but include all adjustments (consisting of normal recurring adjustments) which, in the opinion of management, are necessary for a fair presentation of the financial position and the operating results and cash flows for the interim date and periods presented. Results for the three months ended December 31, 2000 are not necessarily indicative of results for the fiscal year 2001.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

At September 30, 2000 and September 30, 1999, Commerce Division's financial instruments included accounts receivable, accounts payable and accrued liabilities. The fair values of these financial instruments approximated carrying values because of their short-term nature.

Fixed Assets

Fixed assets are carried at cost. Depreciation is computed on the straight-line method based upon estimated useful lives of three years. Major additions and improvements are capitalized, while replacements, maintenance and repairs that do not improve or extend the life of the assets are charged to expense.

Research and Development

Costs associated with the development of computer software are expensed prior to establishment of technological feasibility and capitalized thereafter until the product is available for general release to customers. No software development costs were capitalized during fiscal 2000 or 1999 or the quarter ended December 2000, since costs incurred subsequent to establishment of technological feasibility were not material.

Income Taxes

Commerce Division was not a taxable entity during fiscal 2000 or 1999, but was included in Inktomi's tax return. A provision for income taxes has been included in the statements of operations as if Commerce Division had been a separate taxable entity. Income taxes payable and the future tax consequences of temporary differences in the tax and historical cost basis of Commerce Division's assets and liabilities have been included in the parent's net investment in the Commerce Division balance sheets (see Note 3).

Income taxes are accounted for in accordance with SFAS No. 109, Accounting for Income Taxes, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Long-Lived Assets

Commerce Division evaluates the recoverability of long-lived assets in accordance with SFAS No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of. SFAS No. 121 requires recognition of impairment of long-lived assets in the event the net book value of such assets exceeds the future undiscounted cash flows attributable to such assets. We assess the impairment of long-lived assets when events or changes in circumstances indicate that the carrying value of an asset may not be recoverable. Impairment charges are recorded based on an estimate of discounted future cash flows.

Revenue Recognition

Revenues are generated from merchant and Internet portals service fees as well as non-recurring engineering ("NRE") professional services performed for implementation and customization of the technology. Revenues from transaction-based contracts are recognized as transactions occur. Service fees and NRE fees are recognized over the term of the service contract commencing at the point all NRE obligations have been completed. In December 1999, the Securities and Exchange Commission ("SEC") issued Staff Accounting Bulletin No. 101 ("SAB 101") "Revenue Recognition in Financial Statements" which provides guidance in the recognition, presentation and disclosure of revenue in the financial statements filed with the SEC. SAB 101 outlines the basic criteria that must be met to recognize revenue and provides guidance for disclosures related to revenue recognition policies. The impact of SAB 101 did not have a material effect on the financial position or results of operations of the Commerce Division.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expenses, which are included in sales and marketing in the statement of operations, totaled $176,000 and $287,000 during fiscal 2000 and 1999, respectively.

Accounting for Stock-Based Compensation

Employee stock awards under Inktomi's compensation plans are accounted for using the intrinsic value method prescribed by Accounting Principles Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and comply with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, employee compensation expense is based on the difference, if any, on the date of grant, between the estimated fair value of Inktomi's stock and the exercise price of options to purchase that stock.

Comprehensive Loss

Commerce Division has no material components of other comprehensive loss and, accordingly, comprehensive loss is the same as net loss for the periods presented.

Business Risk and Concentration of Credit Risk

Commerce Division operates in the Internet industry, which is rapidly evolving and intensely competitive.

Financial instruments that potentially subject Commerce Division to concentrations of credit risk primarily consist of accounts receivable. Commerce Division generally does not require collateral.

Revenues from two customers accounted for 11% and 25%, respectively, of revenues for fiscal 2000, and another customer accounted for 14% of accounts receivable as of September 30, 2000. Revenues from one customer accounted for 14% of revenues for fiscal 1999, and two customers accounted for 13% and 28%, respectively, of accounts receivable at September 30, 1999.

Recently Issued Accounting Pronouncements

In June 1998, the Financial Accounting Standards Board ("FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. In June 1999, the FASB issued SFAS No. 137, Accounting for Derivative Instruments and Hedging Activities--Deferral of the Effective Date of FASB Statement No. 133--an Amendment of FASB Statement 133. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000 and requires that all derivative instruments be recorded on the balance sheet at fair value. Changes in the fair value of derivatives are recorded each period in current earnings or other comprehensive loss, depending on whether a derivative is designated as part of a hedge transaction and the type of hedge transaction. The ineffective portion of all hedges will be recognized in earnings. In conjunction with certain investing activities, we have acquired derivative securities. The value associated with these derivatives has been minimal. Management does not expect the adoption of FAS No. 133 to have a material impact on Commerce Division's financial position or results of operations.

In March 2000, the FASB issued Interpretation No. 44 ("FIN 44"), "Accounting for Certain Transactions Involving Stock Compensation -- an Interpretation of APB 25." This Interpretation clarifies (a) the definition of employee for purposes of applying Opinion 25, (b) the criteria for determining whether a plan qualifies as a non-compensatory plan, (c) the accounting consequences of various modifications to the terms of a previously fixed stock option or award, and (d) the accounting for an exchange of stock compensation awards in a business combination. This Interpretation is effective July 1, 2000, but certain conclusions in this Interpretation cover specific events that occur after either December 15, 1998, or January 12, 2000. To the extent that this Interpretation covers events occurring during the period after December 15, 1998, or January 12, 2000, but before the effective date of July 1, 2000, the effects of applying this Interpretation are recognized on a prospective basis from July 1, 2000. The impact of FIN 44 did not have a material effect on the financial position or results of operations of the Commerce Division.

2. Balance Sheet Components

       ACCOUNTS RECEIVABLE

Accounts receivable, net consists of the following


                                                     September 30,
                                             ----------------------------
                                                2000            1999
                                             ---------       ------------
Accounts receivable                         $ 2,307,932      $    479,840
Less allowance for doubtful accounts           (797,421)              -
                                            -----------      ------------
                                            $ 1,510,511      $    479,840
                                            ===========      ============

 .      FIXED ASSETS

Fixed assets consists of the following:

                                                    SEPTEMBER 30,
                                         ------------------------------------
                                               2000                1999
                                           ------------        ------------

Computer equipment and fixtures
   and fittings                            $ 15,589,750        $  3,871,852
Less accumulated depreciation                (3,763,159)           (917,420)
                                           ------------        ------------
                                           $ 11,826,591        $  2,954,432
                                           ============        ============


        ACCRUED EXPENSES

Accrued expenses consists of the following:

                                                   SEPTEMBER 30,
                                         ---------------------------------
                                              2000               1999
                                           -----------       -----------

Salaries and wages                         $ 1,635,717       $   778,217
Professional fees                               93,469                --
Research expenditures                          117,020                --
Other                                           90,877                --
                                           -----------       -----------
                                           $ 1,937,083       $   778,217
                                           ===========       ===========


3.      INCOME TAXES

Commerce Division's tax provision has been computed on a stand-alone basis. Commerce Division files its tax return as a part of a consolidated group, and, as such, if the division recorded an interdivisional payable/receivable for its ratable share of the combined tax asset (liability), it would be recorded in parent's net investment.

The difference between the statutory tax rate and the effective tax rate is primarily due to the changes in valuation allowance related to the net operating losses incurred by the Commerce Division. The division has incurred no foreign taxes for the periods presented.

The Commerce Division's net deferred tax assets mainly comprised net operating loss carryforwards in the amount of $8,493,000 and $4,236,000 at September 30, 2000 and 1999, respectively.

Due to the uncertainty surrounding the realization of the favorable tax attribute in future tax returns, Commerce Division has recognized a full valuation allowance against its otherwise recognizable net deferred tax assets.

For federal and state tax purposes, the net operating loss and research loss and experimentation credit carryforwards could be subject to certain limitations on annual utilization if certain changes in ownership have occurred, as defined by federal and state tax laws.


4.      STOCK OPTIONS

The Inktomi Board of Directors have adopted various stock option plans (the "Plans") and assumed other stock option plans in connection with acquired companies. These plans generally provide for the grant of stock options to employees, directors and consultants. Certain options granted to employees may qualify as "incentive stock options" under applicable tax regulations. Options granted under these stock option plans are generally immediately exercisable, provided however that the shares are subject to repurchase at cost in the event the optionee ceases to be an employee. The repurchase right generally lapses over 36 to 50 months. For options that are not exercisable immediately, vesting occurs over 36 to 50 months. All options generally have a term of ten years. At September 30, 2000, 24,474,557 shares of Inktomi Common Stock were reserved for issuance under the primary on-going stock option plans.

The following table summarizes information about stock option transactions under the Plans involving employees of Commerce Division:

                                                                   YEAR ENDED
                                          ------------------------------------------------------------
                                               SEPTEMBER 30, 2000               SEPTEMBER 30, 1999
                                          ----------------------------     ---------------------------
                                                             WEIGHTED                        WEIGHTED
                                                              AVERAGE                         AVERAGE
                                                             EXERCISE                        EXERCISE
                                             OPTIONS           PRICE          OPTIONS          PRICE
                                           ----------        --------       ----------       --------
Outstanding, beginning of period            1,565,508        $  21.05          995,222        $ 21.05
      Granted                               1,036,200           92.36          946,780          38.29
      Exercised                              (504,234)         113.21         (275,580)         38.35
      Canceled                               (429,808)          52.59         (100,914)         30.18
                                           ----------                       ----------
Outstanding, end of period                  1,667,666        $  58.77        1,565,508        $ 21.05
                                           ==========                       ==========

Vested, end of period                         493,323        $  24.09          483,908        $  5.26
                                           ==========                       ==========

The following table summarizes information about stock options under the Plans involving employees of Commerce Division outstanding at September 30, 2000:


                                           OUTSTANDING                                 VESTED
                        ----------------------------------------------       ----------------------------
                                            WEIGHTED
                                             AVERAGE
                                            REMAINING       WEIGHTED                           WEIGHTED
                                             YEARS OF       AVERAGE                             AVERAGE
RANGE OF EXERCISE         NUMBER OF         CONTRACTUAL     EXERCISE            NUMBER OF      EXERCISE
     PRICES                OPTIONS             LIFE          PRICE               OPTIONS         PRICE
  -----------             ---------          --------      ---------            ---------      --------
$  0.03 - $  0.60           279,654            6.12        $    0.15             238,821       $    0.09
$  0.83 - $ 42.38           432,539            8.30            27.63             143,550           26.89
$ 46.09 - $ 53.92           287,321            9.03            48.34              60,050           48.34
$ 59.50 - $ 92.00           321,427            9.45            84.30              34,338           81.71
$94.375 - $158.25           282,725            9.70           118.92              13,984          124.56
$161.25 - $211.00            64,000            9.53           177.72               2,580          206.75
                          ---------                                             --------
                          1,667,666            8.57        $   58.77             493,323        $  24.09
                          =========                                              =======

Certain options granted in 1998 and 1999 have been considered to be compensatory. Compensation expense associated with such options charged to operations for fiscal 1999 and 2000 was $562,000 and $742,000 respectively. The remaining unamortized balance of deferred compensation of $1,437,984 as of September 30, 2000 is to be charged to operations during the remaining period through April 2003.

The following information concerning the Plans is provided in accordance with SFAS No. 123. Commerce Division accounts for all Plans in accordance with APB No. 25 and related interpretations; accordingly, compensation expense is recorded for options awarded to employees and directors to the extent that the exercise prices are less than Inktomi's Common Stock's fair market value on the date of grant, where the number of options and exercise price are fixed. The difference between the fair value of Inktomi's Common Stock and the exercise price of the stock option is recorded as deferred stock compensation, and is amortized to compensation expense over the vesting period of the underlying stock option on a straight line basis.

The fair value of each employee and director stock option grant has been estimated using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model was developed for use in estimating the fair value of traded options and warrants that have no vesting restrictions and are fully transferable. In addition, valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Our options have characteristics significantly different from those of traded options, and changes in the subjective input assumptions can materially affect the fair value estimate. Utilizing the Black-Scholes Option Pricing Model, the weighted average fair value of employee stock options granted during fiscal 2000 and 1999 was $80.71 and $34.07 per share, respectively. The following assumptions were used in determining the fair value of options granted:

                                                             YEAR ENDED SEPTEMBER 30,
                                                       ---------------------------------------
                                                            2000                       1999
                                                       -------------              ------------
Risk-free interest rate                                 5.85%-6.83%                4.23%-5.87%
Expected years until exercise                             5 years                    5 years
Expected stock volatility                                   104%                      111%
Dividend yield                                               0%                        0%

The following comprises Commerce Division's pro forma net loss, had Inktomi elected to adopt the fair value approach of SFAS No. 123, for the stock-based compensation plans:

                                                               YEAR ENDED SEPTEMBER 30,
                                                       ----------------------------------------
                                                            2000                      1999
                                                       -------------             --------------
Net loss - historical                                  $ (11,690,638)            $ (10,877,286)
Net loss - pro forma                                   $ (95,319,398)            $ (43,147,431)

These pro forma amounts may not be representative of the effects on pro forma net loss for future years as options vest over several years and additional awards are generally made each year.

5.      401(k) PROFIT SHARING PLAN

In May 1996, Inktomi established a 401(k) Profit Sharing Plan (the "401(k) Plan") which covers substantially all employees. Under the 401(k) Plan, employees are permitted to contribute up to 20% of gross compensation not to exceed the annual 402(g) limitation for any plan year. Inktomi may make discretionary contributions, but has not made any contributions to the 401(k) Plan since its inception.

6.      SUBSEQUENT EVENTS

On March 28, 2001, Inktomi consummated its divestiture of its Commerce Division pursuant to an Asset Purchase Agreement dated as of January 18, 2001 by and between e-centives, Inc. ("e-centives") and Inktomi. Under the agreement, Inktomi sold the business assets of its Commerce Division, and e-centives hired certain employees of the Commerce Division. In exchange for the assets, consisting primarily of contracts, intellectual property and computer equipment, Inktomi received 2,551,700 shares of Common Stock of e-centives, of which 382,755 shares are held in escrow pending satisfaction of certain performance criteria, and 627,925 shares are held in escrow subject to claims for indemnity by e-centives. Inktomi also received a warrant to purchase up to 1,860,577 shares of e-centives on or after March 28, 2006, which will become exercisable upon the achievement of certain performance criteria by the Commerce Division.

In February 2001, the Inktomi Board of Directors approved an employee retention program. Under the program, all employees (including executive officers and outside directors) have the opportunity to cancel one or more stock options previously granted to them in exchange for one or more new stock options to be granted six months and one day from the date that the old options are cancelled. The number of shares subject to the new options will be equal to the number of shares subject to the old options, and the exercise price of the new options will be the fair market value of Inktomi Common Stock on the date they are granted. The new options will have the same vesting schedule as the old options and will be immediately exercisable as to vested shares when granted (however new options granted to executive officers and outside directors will lose three months of vesting and be subject to a trading blackout of three months following the grant). The total number of shares voluntarily cancelled by Commerce employees under the employee retention program was approximately 0.4 million.

In accordance with accounting rules, stock options granted during the six month period prior to implementation of the option exchange program that are not canceled as part of the program may be subject to variable plan accounting beginning in the fiscal quarter ending March 31, 2001. Inktomi granted options to Commerce employees to purchase approximately 0.3 million shares at an average exercise price of $28.74 per share during the six months prior to February 12, 2001, including approximately 0.2 million shares granted in December 2000 at an exercise price of $17.88 per share. Other stock options that may be granted in the six months following implementation of the option exchange program may also be accounted for in this manner. In accordance with generally accepted accounting principles, this will require us to record a non-cash compensation cost for the options until the options are exercised, forfeited or cancelled without replacement. The valuation will be based on any excess of the closing stock price at the end of the reporting period or date of exercise, forfeiture or cancellation without replacement, if earlier, over the fair market value of Inktomi's Common Stock on the option's issuance date. The resulting compensation charge to earnings will be recorded over the remaining vesting period in accordance with FASB Interpretation No. 28, "Accounting for Stock Appreciation Rights and Other Variable Stock Option or Award Plans" (FIN 28). Depending upon movements in the market value of Inktomi's Common Stock, this accounting treatment may result in significant compensation charges in future periods.

(b) Pro forma financial information.


                   UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION

The unaudited pro forma condensed consolidated financial information has been prepared by e-centives' management and gives effect to the acquisition of the Commerce Division of Inktomi Corporation completed on March 28, 2001. The pro forma condensed consolidated statements of operations for the three months ended March 31, 2001 and for the year ended December 31, 2000 have been prepared to give effect to the Commerce Division acquisition as if it had occurred on January 1, 2000.

The pro forma adjustments, which are based upon available information and certain assumptions that e-centives believes are reasonable in the circumstances, are applied to the historical financial statements of e-centives and the Commerce Division of Inktomi Corporation. The acquisition is accounted for under the purchase method of accounting. e-centives' allocation of the purchase price is based upon the estimated fair value of assets acquired and liabilities assumed in accordance with Accounting Principles Board Opinion No.
16. The purchase price allocations reflected in the accompanying unaudited pro forma condensed consolidated financial statements may be different from the final allocation of the purchase price and any such differences may be material.

The accompanying unaudited pro forma condensed consolidated financial information should be read in conjunction with the historical financial statements and the notes thereto for e-centives and the Commerce Division of Inktomi Corporation. The unaudited pro forma condensed consolidated financial information is provided for informational purposes only and does not purport to represent what e-centives' financial position or results of operations would actually have been had the acquisition occurred on such dates or to project e-centives' results of operations or financial position for any future period. The unaudited pro forma condensed consolidated financial information should be read in connection with the:

        - historical financial statements of e-centives included in the Quarterly Report on Form 10-Q for the three months ended March 31, 2001, which contains a balance sheet of e-centives as of March 31, 2001 and is hereby incorporated by reference;

        - historical financial statements of e-centives included in the Annual Report of Form 10-K of e-centives for the year ended December 31, 2000; and

        - historical financial statements and the notes thereto of the Commerce Division included herein.

                                E-CENTIVES, INC.
                            Statements of Operations


                                                   E-CENTIVES, INC.     COMMERCE DIVISION
                                                  ------------------  --------------------   PRO FORMA
                                                  THREE MONTHS ENDED  THREE MONTHS ENDED    ACQUISITION          PRO FORMA
                                                    MARCH 31, 2001     DECEMBER 31, 2000   ADJUSTMENTS (A)(B)   CONSOLIDATED
                                                  ---------------------------------------------------------     ------------
                                                     (unaudited)         (unaudited)         (unaudited)         (unaudited)

Revenue                                             $  1,802,575        $  5,995,952        $         --        $  7,798,527
Cost of revenue                                        2,065,512           1,427,704              58,296 (C)       3,551,512
                                                    ------------        ------------        ------------        ------------
       Gross profit (loss)                              (262,937)          4,568,248            ( 58,296)          4,247,015
                                                    ------------        ------------        ------------        ------------

Operating expenses:
   Product development, exclusive
     of stock based compensation                       1,280,100           3,133,851                  --           4,413,951
   General and administrative,
     exclusive of stock based
     compensation                                      1,983,268             543,498             518,390 (C)       3,045,156
   Sales and marketing, exclusive
     of stock based compensation                       3,285,920           2,079,699                  --           5,365,619
   Network Partner Fees                                  630,335                  --                  --             630,335
   Stock-based compensation                              344,085             231,000            (231,000)(D)         344,085
                                                    ------------        ------------        ------------        ------------
       Loss from operations                           (7,786,645)         (1,419,800)           (345,686)         (9,552,131)
Interest income, net                                     330,447                  --                  --             330,447
Other income                                                  --                  --                  --                  --
                                                    ------------        ------------        ------------        ------------
       Loss before income taxes                       (7,456,198)         (1,419,800)           (345,686)         (9,221,684)
Income taxes                                                  --                  --                  --                  --
                                                    ------------        ------------        ------------        ------------
         Net loss                                     (7,456,198)         (1,419,800)           (345,686)         (9,221,684)
Preferred stock dividend requirements and
   accretion of convertible
   redeemable preferred stock                                 --                  --                  --                  --
                                                    ------------        ------------        ------------        ------------
Net loss applicable to common
   stockholders                                     $ (7,456,198)       $ (1,419,800)       $   (345,686)       $ (9,221,684)
                                                    ============        ============        ============        ============
Basic and diluted net loss
   per common share                                 $      (0.49)
Shares used to compute basic and
   diluted net loss per common share                  15,215,721
Pro forma basic and diluted net loss per
   common share                                                                                                 $      (0.53)
Shares used to compute pro forma
   basic and diluted net loss per common share                                                                    17,337,516

                                E-CENTIVES, INC.
                            Statements of Operations


                                                   E-CENTIVES, INC.     COMMERCE DIVISION
                                                  ------------------  --------------------   PRO FORMA
                                                     YEAR ENDED           YEAR ENDED        ACQUISITION          PRO FORMA
                                                  DECEMBER 31, 2000   SEPTEMBER 31, 2000   ADJUSTMENTS (A)(B)   CONSOLIDATED
                                                  ---------------------------------------------------------     ------------
                                                                                             (unaudited)         (unaudited)
Revenue                                             $ 10,230,035        $ 14,607,975        $         --        $ 24,838,010
Cost of revenue                                        2,207,855           3,138,215             233,185 (C)       5,579,255
                                                    ------------        ------------        ------------        ------------
       Gross profit (loss)                             8,022,180          11,469,760            (233,185)         19,258,755
                                                    ------------        ------------        ------------        ------------

Operating expenses:
   Product development, exclusive of
     stock based compensation                          2,872,572          12,272,527                  --          15,145,099
   General and administrative,
     exclusive of stock based
     compensation                                      8,764,830             956,010           2,101,280 (C)      11,822,120
   Sales and marketing, exclusive of
     stock based compensation                         19,005,844           9,189,591                  --          28,195,435
   Network Partner Fees                                6,353,937                  --                  --           6,353,937
   Stock-based compensation                            1,713,649             742,000            (742,000)(D)       1,713,649
                                                    ------------        ------------        ------------        ------------
       Loss from operations                          (30,688,652)        (11,690,368)         (1,592,465)        (43,971,485)
Interest income, net                                     693,312                  --                  --             693,312
Other income                                              50,000                  --                  --              50,000
                                                    ------------        ------------        ------------        ------------
       Loss before income taxes                      (29,945,340)        (11,690,368)         (1,592,465)        (43,228,173)
Income taxes                                                  --                  --                  --                  --
                                                    ------------        ------------        ------------        ------------
         Net loss                                    (29,945,340)        (11,690,368)         (1,592,465)        (43,228,173)
Preferred stock dividend requirements and
   accretion of convertible redeemable
   preferred stock                                      (551,773)                 --                  --            (551,773)
                                                    ------------        ------------        ------------        ------------
Net loss applicable to common
   stockholders                                     $(30,497,113)       $(11,690,368)       $ (1,592,465)       $(43,779,946)
                                                    ============        ============        ============        ============
Basic and diluted net loss
   per common share                                 $      (4.09)
Shares used to compute basic and
   diluted net loss per common share                   7,460,272
Pro forma basic and diluted net loss per
   common share                                                                                                 $      (4.55)
Shares used to compute pro forma basic
   and diluted net loss per common share                                                                           9,629,217

               NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
                              FINANCIAL INFORMATION


(A) The Commerce Division acquisition was accounted for as a purchase pursuant to Accounting Principles Board Opinion No. 16. Under such purchase accounting principles, the Commerce Division's assets acquired and liabilities assumed are required to be adjusted to their estimated fair values at the date of acquisition.

        The purchase price for the Commerce Division is $12,629,295, based upon 2,168,945 shares of the Company's common stock valued at $11,777,372 and approximately $851,923 in acquisition costs.

        The allocation of the purchase price to the fair value of the assets acquired and liabilities assumed is preliminary and will be finalized following completion of a full valuation of acquired assets and liabilities of the Commerce Division. The preliminary allocation of the purchase price is as follows:

                 Other Current assets                         $ 1,064,850
                 Fixed assets, net                              6,353,174
                 Internally Developed Software                  5,007,288
                 In-place workforce                             1,213,394
                 Acquired customers                                55,439
                 Deferred revenue                              (1,064,850)
                                                              -----------
                 Total purchase price                         $12,629,295
                                                              ===========


        The Company plans to amortize identifiable intangible assets over 2-3 years.

(B) Although the historical Commerce Division results only include all costs as deemed reasonable by management in running the business including specific marketing events, human resources, legal expenses and other service costs, e-centives does not expect to incur any related incremental costs.

(C) Reflects the amortization of intangibles over 2 to 3 year periods and the depreciation of hardware and software over 3 years.

(D) Reflects the elimination of stock-based compensation expense related to options in Inktomi Corp. held by employees of Commerce Division.

(c) Exhibits.

See Index to Exhibits.


                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        E-CENTIVES, INC.

                                        By: /s/ DAVID SAMUELS
                                           ----------------------------------
                                                 David Samuels
                                                 Chief Financial Officer


                                        Date:  June 11, 2001



                                Index to Exhibits

Exhibit
Number          Description
------          -----------

10.1 Technology License Agreement, dated March 28, 2001, between e-centives and Inktomi Corporation.*

23.1            Consent of PricewaterhouseCoopers LLP, Independent Accountants.

* Certain confidential portions of this Exhibit were omitted by means of redacting a portion of the text. This Exhibit has been filed separately with the Secretary of the Commission without such text pursuant to Rule 24b-2 of the Securities Exchange Act.